UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 11, 2026
MOODY’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 553-0300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”

On August 12, 2026, Moody’s Corporation (the “Company”) announced that Mr. Keith Demmings has been elected as a member of the Company’s Board of Directors, effective as of November 1, 2026. The Board of Directors has not yet determined the committee assignments of Mr. Demmings.

Mr. Demmings, 54, has served as President and Chief Executive Officer of Assurant, Inc. (“Assurant”), a publicly traded company that safeguards and services connected devices, homes, automobiles, and commercial equipment in partnership with the world’s leading brands, since January 2022, and has served on Assurant’s Board of Directors since that time. Prior to his appointment as Chief Executive Officer, Mr. Demmings served as President of Assurant from 2021 to 2022, where he had oversight of all operating segments, including Global Lifestyle and Global Housing. He previously served as Executive Vice President and President, Global Lifestyle from 2016 to 2021; Executive Vice President and President, Global Markets from 2015 to 2016; and as Executive Vice President and President, International, from 2013 to 2015, with responsibility for Assurant’s international operations across multiple regions.

Earlier in his career, Mr. Demmings served as President, Canada from 2005 to 2013, after joining the predecessor to Assurant in 1997 and progressing through roles of increasing responsibility across commercial and operating functions. Over his nearly three decades with the organization, he has led businesses across North America, Asia, Europe and Latin America, including responsibility for strategy, financial performance, and growth of international and domestic operations.

Mr. Demmings earned a Bachelor of Commerce degree from the University of Victoria.

In accordance with the Company’s director compensation plan for non-employee directors, Mr. Demmings will be paid an annual cash retainer of $120,000, payable in quarterly installments. In November 2026, he will receive an annual restricted stock unit award under the 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan equivalent in value to $230,000 based on the fair market value of the Company’s common stock on the effective date of the grant, which award vests on the first anniversary of the date of grant.

A copy of the Company’s press release relating to Mr. Demmings's election as director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Exhibit 99.1 shall not be incorporated by reference into future filings under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Mr. Demmings was not selected pursuant to any arrangement or understanding between him and any other person. Mr. Demmings has no family relationships with any of our directors or executive officers. There have been no related party transactions between the Company and Mr. Demmings reportable under Item 404(a) of Regulation S-K.

Item 7.01, “Regulation FD Disclosure”

The Company’s press release announcing Mr. Demmings's election is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

99.1	Press release dated August 12, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY'S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Managing Director, Corporate Governance, Securities and Corporate Secretary

Date: August 12, 2026
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